UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2024

APARTMENT INCOME REIT, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24497	84-1275621
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue, New York, New York	10154
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-5000
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Principal Executive Officer Transition

On October 2, 2024 (the “Separation Date”), effective immediately, Terry Considine stepped down as Chief Executive Officer of Apartment Income REIT, L.P. (the “Partnership”) and as a director of the board (the “Board”) of Apartment Income REIT LLC (f/k/a Apartment Income REIT Corp.) (“AIR”), the sole member of the sole member of the general partner of the Partnership, along with any other officer position he held with AIR and its parents, subsidiaries and affiliated entities. Mr. Considine’s resignation is not due to any disagreement with AIR or the Partnership, the Partnership’s management, or any other member of the Board. On October 2, 2024, the Board appointed Lisa R. Cohn, age 55, President, General Counsel and Secretary of the Partnership and a director of the Board, and Keith M. Kimmel, age 52, President of Property Operations of the Partnership, to serve as co-principal executive officers of AIR and the general partner of the Partnership to replace Mr. Considine, while maintaining their current respective positions. The Partnership’s Form 10-K/A, filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2024, contains biographical information for each of Ms. Cohn and Mr. Kimmel.

In connection with Mr. Considine’s departure, the Partnership, AIR and Mr. Considine entered into a separation agreement, dated as of the Separation Date (the “Considine Separation Agreement”). The Considine Separation Agreement, in exchange for a release of claims and other agreements, acknowledgements and representations of Mr. Considine set forth therein, provides for the payment of the following severance benefits following the Separation Date that are generally consistent with the severance benefits provided for in connection with a separation without cause under Mr. Considine’s employment agreement, dated as of December 29, 2017 (as amended, the “Employment Agreement”), which was previously filed with the SEC: (i) payment, on January 7, 2025, of an amount equal to the sum of (x) three times Mr. Considine’s base salary of $800,000 plus (y) Mr. Considine’s target STI for 2024 of $2,200,000; (ii) payment, on or before November 29, 2024, of a pro-rata portion of Mr. Considine’s STI for 2024 in the amount of $2,569,370; (iii) continued medical coverage at the Partnership’s expense of Mr. Considine and his spouse and other eligible dependents until 18 months following the Separation Date or, if earlier, the date Mr. Considine becomes eligible for medical coverage under a subsequent employer’s plans, plus, if Mr. Considine and his dependents did not become eligible for coverage earlier, within 30 days of the end of the 18-month period following the Separation Date, a lump sum payment equal to six times the monthly COBRA premium amount; and (iv) payment, on January 7, 2025, of an amount equal to $15,385 in consideration of Mr. Considine’s release of certain claims. The Considine Separation Agreement also provides for payment, on or before November 29, 2025, of an amount equal to $1,250,000, in exchange for a release of claims and modifications of certain of the restrictive covenants to which Mr. Considine is subject.

As documented in the Considine Separation Agreement, certain “LTIP units” in the Partnership held by Mr. Considine vested in accordance with their terms as of the Separation Date as a result of Mr. Considine’s departure within one year following a change in control of AIR. LTIP units held by Mr. Considine that remained unvested after such accelerated vesting were forfeited as of the Separation Date. Within two days following the Separation Date, the Partnership paid Mr. Considine an aggregate amount of $2,993,225, related to distributions retained with respect to certain LTIP units that vested as of the Separation Date.

In the Considine Separation Agreement, the Partnership and Mr. Considine each agreed to certain modifications to obligations owed to one another under the restrictive covenants contained in the Employment Agreement, including waiving Mr. Considine’s non-solicitation and no-hire covenants with respect to certain employees of the Partnership.

The foregoing description of the Considine Separation Agreement is a summary and is qualified in its entirety by reference to the complete terms of such agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Departure of Joshua Minix

On October 7, 2024, effective immediately, Joshua Minix stepped down as the Partnership’s Executive Vice President and Chief Investment Officer, along with any other officer position he held with AIR and its parents, subsidiaries and affiliated entities.

In connection with Mr. Minix’s departure, the Partnership, AIR and Mr. Minix entered into a separation agreement and general release, dated as of October 8, 2024 (the “Minix Separation Agreement”). The Minix Separation Agreement, in exchange for a release of claims and other agreements, acknowledgements and representations of Mr. Minix set forth therein, among other items, provides for the payment of the following severance benefits following execution of the Minix Separation Agreement: (i) a separation payment of $1,620,600; and (ii) payment of an amount equal to $8,654 in consideration of Mr. Minix’s release of certain claims.

The foregoing description of the Minix Separation Agreement is a summary and is qualified in its entirety by reference to the complete terms of such agreement, which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Separation Agreement, dated as of October 2, 2024, by and among Terry Considine, Apartment Income REIT, L.P. and Apartment Income REIT LLC.
10.2	Separation Agreement and General Release, dated as of October 8, 2024, by and among Joshua Minix, Apartment Income REIT, L.P. and Apartment Income REIT LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APARTMENT INCOME REIT, L.P. By: AIR-GP LLC, its General Partner

Dated: October 8, 2024	By:	/s/ Paul Beldin
Name: Paul Beldin
Title: Executive Vice President and Chief Financial Officer